         .
             CALCULATION OF REGISTRATION FEE
                                Proposed     Proposed
Title of                        maximum      maximum
securities          Amount     offering     aggregate  Amount of
 to be              to be       price       offering  registration
registered       registered (1) per share (2) price       fee


Common Stock             100,000       $5.43  $  543,000  $188
Issuable Pursuant
to 1994 Incentive
Stock Option Plan

Common Stock             100,000       $5.43  $  543,000  $188
Issuable Pursuant
to 1994 Non-Qualified
Stock Option Plan

Common Stock             800,000       $5.43  $4,344,000      $1,495
Issuable Pursuant
to 1995 Non-Qualified
Stock Option Plan

                       1,000,000              $5,430,000      $1,872

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the Common Stock. The shares subject to this Registration Statement reflect the shares available for issuance pursuant to options granted under the Incentive Stock Option and NonQualified Stock Option Plans, all of which may be reoffered in accordance with the provisions of Form S-8.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average bid and asked prices of the Registrant's Common Stock on March 29, 1996.


                         CEL-SCI CORPORATION
        Cross Reference Sheet Required Pursuant to Rule 404
                              PART I
                INFORMATION REQUIRED IN PROSPECTUS

       (NOTE:    Pursuant to instructions to Form S-8, the
Prospectus
  described below is not filed with this Registration Statement.)

Item
     No.     Form S-8 Caption                     Caption in Prospectus                            Prospectus

  1.     Plan Information

         (a)  General Plan Information ......... Stock Option and
                                                 Bonus Plans

         (b)  Securities to be Offered ......... Stock Option and
                                                 Bonus Plans
         (c)  Employees who may Participate
              in the Plan                        Stock Option and
                                                 Bonus Plans

         (d)  Purchase of Securities Pursuant
              to the Plan and Payment for
              Securities Offered ...............   Stock Option and
                                                   Bonus Plans
         (e)  Resale Restrictions ........         Resale of Shares by
                                                   Affiliates
         (f)  Tax Effects of Plan
              Participation ................ Stock Option and Bonus
                                             Plans

         (g)  Investment of Funds ..............   Not Applicable.

         (h)  Withdrawal from the Plan;
              Assignment of Interest ....... Other Information
                                             Regarding the Plans

         (i)  Forfeitures and Penalties .... Other Information
                                             Regarding the Plans

         (j)  Charges and Deductions and
              Liens Therefore                Other Information
                                             Regarding the Plans                                             the Plans

    2.   Registrant Information and Employee
         Plan Annual Information ............ Available Information,
                                              Documents Incorporated
                                              by Reference

                                PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement: Annual Report on Form l0-K/A for the year ending September 30, 1995, Quarterly Report on Form 10-Q/A for quarter ending December 31, 1995 and Proxy Statement relating to the Company's
April 28, 1995 Annual Meeting of Shareholders. All reports and documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this prospectus is a part which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

Item 4 - Description of Securities

         Not required.

Item 5 - Interests of Named Experts and Counsel

         Not Applicable.

Item 6 - Indemnification of Directors and Officers

        The Bylaws of the Company provide in substance that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent ofanother corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in the Bylaws.

Item 7 - Exemption from Registration Claimed None.

Item 8 - Exhibits
  4    - Instruments Defining Rights of
         Security Holders
   (a) - Common Stock                            Incorporated by
                                                 reference to
                                                 Exhibit 4(a) of the
                                                 Company's Registration                                                 Registration
                                                 Statements on Form S-l,
                                                 File Nos. 2-85547-D and
                                                 337531.
   (b) - 1994 Incentive Stock Option Plan
   (c) - 1994 Non-Qualified Stock Option Plan
   (d) - 1995 Non-Qualified Stock Option Plan

  5 - Opinion Regarding Legality

 l5 - Letter Regarding Unaudited
      Interim Financial Information              None
 24 - Consent of Independent Public
        Accountants and Attorneys

 25 - Power of Attorney                          Included in the
                                                signature page of this                               page
                                                Registration Statement

 28 - Information from Reports                   None
      furnished to State Insurance
      Regulatory Authorities

 99 - Additional Exhibits
      (Re-Offer Prospectus)

Item 9 - Undertakings

         (a)  The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

                   (ii) to reflect in the prospectus any facts or
              events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                   (iii) to include any material information with
              respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934 (2) That, for the purpose of determining any liability under the Securities Act of l933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Maximilian de Clara and Geert R. Kersten, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including posteffective amendments) to this
Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the
Securities and Exchange Commission granting unto said attorneys-
in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.
                             SIGNATURES
         Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Alexandria, State of Virginia, on March 29,  1996.
                                       CEL-SCI CORPORATION
                                       By: /s/ Maximilian de Clara
                                          MAXIMILIAN DE CLARA,
                                          PRESIDENT

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                      Date

/s/ Maximilian de Clara       Director and President    March 29, 1996
MAXIMILIAN DE CLARA

/s/ Geert R. Kersten          Director, Principal        March 29,1996
GEERT R. KERSTEN              Financial Officer and
                              Chief Executive Officer

/s/ Mark V. Soresi            Director
MARK V. SORESI

/s/ F. Donald Hudson          Director                  March 29,1996
F. DONALD HUDSON

/s/ Edwin A. Shalloway        Director                  March 29,1996
EDWIN A. SHALLOWAY


EXHIBIT 4(b)
                         CEL-SCI CORPORATION
                  1994 INCENTIVE STOCK OPTION PLAN



         l.   Purpose.  The purpose of the 1994 Incentive Stock
Option Plan (the "Plan") is to advance the interests of CEL-SCI Corporation and any sub sidiary corporation (hereinafter referred to as the "Company") and all of its shareholders, by strengthening the Company's ability to attract and retain in its employ individuals of training, experience, and ability, and to furnish additional incentive to officers and valued employees upon whose judgment, initiative, and efforts the successful conduct and development of its business largely depends, by encouraging such officers and employees to become owners of capital stock of the Company.

              This will be effected through the granting of stock options as herein provided, which options are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code").

         2.   Definitions.
       (a)  "Board" means the Board of Directors of the Company.
         (b) "Committee" means the directors duly appointed to administer the Plan.
          (c)  "Common Stock" means the Company's Common Stock. (d)
         "Date of Grant" means the date on which an Option is granted under the Plan.
          (e)  "Option" means an Option granted under the Plan.
(f) "Optionee" means a person to whom an Option, which has not ex pired, has been granted under the Plan.
         (g) "Successor" means the legal representative of the estate of a deceased optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.
         3. Administration of Plan. The Plan shall be administered by the Company's Board of Directors or in the alternative, by a committee of two or more directors appointed by the Board (the "Committee"). If a Committee should be appointed, the Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Options shall be granted and the number of shares and purchase price of Common Stock covered by each Option; to construe and interpret the Plan; to determine the terms and provisions of the respective Option agreements, which need not be identical, including, but without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.
         4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 1,000,000, subject to adjustment under the provisions of paragraph 9. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan.
In the event any Option shall, for any reason, terminate or ex- pire or be surrendered without having been exercised in full, the shares sub- ject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.
              The aggregate fair market value (determined as of the time any option is granted) of the stock for which any employee may be granted options which are first exercisable in any single calendar year under this Plan (and any other plan of the Company meeting the requirements for Incentive Stock Option Plans) shall not exceed
$100,000.
               5. Participants. Options will be granted only to persons who are employees of the Company and only in connection with any such person's employment. The term "employees" shall include officers as well as other employees, and the officers and other employees who are directors of the Company. The Committee will determine the employees to be granted options and the number of shares subject to each option.
               6. Terms and Conditions of Options. Any Option granted under the Plan shall be evidenced by an agreement executed by the Company and the recipient and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:
              (a) Option Price. The purchase price of each option shall not be less than l00% of the fair market value of the Company's common stock at the time of the granting of the option provided, however, if the optionee, at the time the option is granted, owns stock possessing more than l0% of the total combined voting power of all classes of stock of the Company, the purchase price of the option shall not be less than ll0% of the fair market value of the stock at the time of the granting of the option.
              (b) Period of Option. The maximum period for exercising an option shall be l0 years from the date upon which the option is granted, pro vided, however, if the optionee, at the time the option is granted, owns stock possessing more than l0% of the total combined voting power of all classes of stock of the Company, the maximum period for exercising an option shall be five years from the date upon which the option is granted and provided further, however, that these periods may be shortened in accordance with the provisions of Paragraphs 6 or 7 below.
              Subject to the foregoing, the period during which each option may be exercised, and the expiration date of each Option shall be fixed by the Committee.
              (c) Vesting of Shareholder Rights. Neither an Optionee nor his successor shall have any rights as a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.
              (d) Exercise of Option. Each Option shall be exercisable from time to time during a period (or periods) determined by the Committee and ending upon the expiration or termination of the Option; provided, however, the Committee may, by the provisions of any Option Agreement, limit the number of shares purchaseable thereunder in any period or periods of time during which the Option is exercisable. An
Option shall not be exercisable in whole or in part prior to the date of shareholder approval of the Plan.
              Options may be exercised in part from time to time during the option period. The exercise of any option will be contingent upon compliance by the Optionee (or purchaser acting pursuant to Section 6(b)) with the provisions of Section 10 below and upon receipt by the Company of either (i) cash or certified bank check payable to its order in the amount of the purchase price of such shares (ii) shares of Company stock having a fair market value equal to the purchase price of such shares, or (iii) a combination of (i) and (ii). If any law or regulation requires the Company to take any action with respect to the shares to be issued upon exercise of any option, then the date for delivery of such stock shall be extended for the period necessary to take such action.
              (e) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Optionee's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.
      (f) Death of Optionee. In the event of the death of an op tionee while in the employ of the Company, the option theretofore granted to him shall be exercisable only within the three months succeeding such death and then only (i) by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution, and (ii) if and to the extent that he was entitled to exercise the option at the date of his death.

         7. Assumed Options. In connection with any transaction to which Section 424(a) of the Code is applicable, options may be granted pursuant hereto in substitution of existing options or existing options may be assumed as prescribed by that Section and any regulations issued thereunder. Notwithstanding anything to the contrary contained in this Plan, options granted pursuant to this Paragraph shall be at prices and shall contain such terms, provisions, and conditions as may be determined by the Committee and shall include such provisions and conditions as may be necessary to meet the requirements of Section 424(a) of the Code.

         8. Certain Dispositions of Shares. Any options granted pursuant to this Plan shall be conditioned such that if, within the earlier of (i) the two-year period beginning on the date of grant of an option or (ii) the one year period beginning on the date after which any share of stock is trans ferred to an individual pursuant to his exercise of an option, such an individual makes a disposition of such share of stock by way of sale, exchange, gift, transfer of legal title, or otherwise, such individual shall promptly report such disposition to the Company in writing and shall furnish to the Company such details concerning such disposition as the Company may reasonably request.

         9. Reclassification, Consolidation, or Merger. If and to the extent that the number of issued shares of Common Stock of the Corporaton shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to Option and the Option price per share shall be proportionately ad- justed by the Committee, whose determination shall be conclusive. If the Corporation is reorganized or consolidated or merged with another corporation, an Optionee granted an Option hereunder shall be entitled to receive Options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. The new Option or assumption of the old Option shall not give Optionee additional benefits which he did not have under the old
Option, or deprive him of benefits which he had under the old Option.
         10.  Restrictions on Issuing Shares.  The exercise of each
Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares purchased thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

       Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to
Section 5 of the Se curities Act of l933, each optionee shall, by accepting an option, represent and agree, for himself and his transferrees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may, if it deems appropriate, affix a legend to certificates representing shares of stock purchased up on exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify its transfer agent. Such shares may be disposed of by an optionee in the following manner only: (l) pursuant to an effective registration statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule l44 of the Securities and Exchange Commission. If shares of stock covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of optionees who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

         11. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

         l2.  Amendment, Suspension, and Termination of Plan.  The
Board of Directors may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of those holders of the Company's Common Stock voting in person or by proxy at any meeting of the Company's shareholders, make any alteration or amendment thereof which operates to (a) abolish the Committee, change the qualification of its members, or withdraw the administration of the Plan from its supervision, (b) make any material change in the class of eligible employees as defined in Section 5, (c) increase the total number of shares reserved for purposes of this Plan except as provided in
Section 9, (d) increase the total number of shares for which an option or options may be granted to any one employee, (e) extend the term of the Plan or the maximum option periods provided in paragraph 6, (f) decrease the minimum option price provided in paragraph 6, except as provided in paragraph 9, or (g) materially increase the benefits accruing to employees participating under this Plan. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the effective date of the Plan. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.
        13. Limitations. Every right of action by or on behalf of the Company or by any shareholder against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from whichever is the later of
(a) the date of the act or omission in respect of which such right of action arises; or (b) the first date upon which there has been made generally available to shareholders an annual report of the Company or any proxy statement for the annual meeting of shareholders following the issuance of such annual report, which annual report and proxy statment alone or together set forth, for the related period, the number of shares issuable upon the exercise of the options granted pursuant to this Plan; and any and all right of action by any employee
(past, present or future) against the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.
         l4.  Effective Date of the Plan.
         This Plan shall become effective upon the adoption thereof by the Board of Directors of the Company.
         l5. Governing Law. The Plan shall be governed by the laws of the State of Colorado.
         l6. Expenses of Administration. All costs and expenses incurred in the operation and adminstration of this Plan shall be borne by the Company.
                                  CEL-SCI CORPORATION
                                  By


EXHIBIT 4(c)
                          CEL-SCI CORPORATION
                 1994 NON-QUALIFIED STOCK OPTION PLAN



         l.   Purpose.  This 1994 Non-Qualified Stock Option Plan (the
"Plan") is intended to advance the interests of CEL-SCI Corporation
(the "Company") and its shareholders, by encouraging and enabling selected officers, direc tors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock.
Options granted under the Plan are intended to be Options which do not meet the requirements of Section 422 of the Internal Revenue Code of l954, as amended (the "Code").

         2.   Definitions.

       (a)  "Board" means the Board of Directors of the Company.
        (b) "Committee" means the directors duly appointed to administer the Plan.
         (c)  "Common Stock" means the Company's Common Stock.
       (d) "Date of Grant" means the date on which an Option is granted under the Plan.
         (e)  "Option" means an Option granted under the Plan.
         (f) "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

         (g) "Successor" means the legal representative of the estate of a deceased optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

         3. Administration of Plan. The Plan shall be administered by the Company's Board of Directors or in the alternative, by a committee of two or more directors appointed by the Board (the "Committee"). If a Committee should be appointed, the Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Options shall be granted and the number of shares and purchase price of Common Stock covered by each Option; to construe and interpret the Plan; to determine the terms and provisions of the respective Option agreements, which need not be identical, including, but without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

         4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 1,000,000, subject to adjustment under the provisions of paragraph 7. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan.
In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

         5. Participants. Options may be granted under the Plan the Company's employees, directors and officers, and consultants or advisors to the Company, provided however that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.


         6. Terms and Conditions of Options. Any Option granted under the Plan shall be evidenced by an agreement executed by the Company and the recipient and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

              (a) Option Price. The Option Price per share with respect to each Option shall be determined by the Committee but shall in no instance be less than the par value of the Common Stock.
              (b) Period of Option. The period during which each option may be exercised, and the expiration date of each Option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten years from the date of Grant.
                    (c)  Vesting of Shareholder Rights.  Neither an
Optionee nor his successor shall have any rights as a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.
              (d) Exercise of Option. Each Option shall be exercisable from time to time during a period (or periods) determined by the Committee and ending upon the expiration or termination of the Option; provided, however, the Committee may, by the provisions of any Option Agreement, limit the number of shares purchaseable thereunder in any period or periods of time during which the Option is exercisable.
              (e) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Optionee's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.
              (f) Death of Optionee. If an Optionee dies while holding an Option granted hereunder, his Option privileges shall be limited to the shares which were immediately purchasable by him at the date of death and such Option privileges shall expire unless exercised by his successor within four months after the date of death.
         7. Reclassification, Consolidation, or Merger. If and to the extent that the number of issued shares of Common Stock of the Corporaton shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to Option and the Option price per share shall be proportionately adjusted by the Committee, whose determination shall be conclusive. If the Corporation is reorganized or consolidated or merged with another corporation, an Optionee granted an Option hereunder shall be entitled to receive Options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. The new Option or assumption of the old Option shall not give Optionee additional benefits which he did not have under the old Option, or deprive him of benefits which he had under the old
Option.

         8.   Restrictions on Issuing Shares.  The exercise of each
Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares purchased thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         Unless the shares of stock covered by the Plan have been regis tered with the Securities and Exchange Commission pursuant to
Section 5 of the Securities Act of l933, each optionee shall, by accepting an option, represent and agree, for himself and his transferrees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may, if it deems appropriate, affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify the Company's transfer agent. Such shares may be disposed of by an optionee in the following manner only: (l) pursuant to an effective registration statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule l44 of the Securities and Exchange Commission. If shares of stock covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of optionees who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.
         9. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.
         l0.  Amendment, Suspension, and Termination of Plan.  The
Board of Directors may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of those holders of the Company's Common Stock voting in person or by proxy at any meeting of the Company's shareholders, make any alteration or amendment thereof which operates to (a) abolish the Committee, change the qualification of its members, or withdraw the administration of the Plan from its supervision, (b) make any material change in the class of eligible employees as defined in paragraph 5, (c) increase the total number of shares reserved for purposes of this Plan except as provided in paragraph 7, (d) increase the total number of shares for which an option or options may be granted to any one employee, (e) extend the term of the Plan or the maximum option periods provided in paragraph
6, (f) decrease the minimum option price provided in paragraph 6, except as provided in paragraph 7, or (g) materially increase the benefits accruing to employees participating under this Plan.
         Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the effective date of the Plan. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.
         11. Limitations. Every right of action by or on behalf of the Com pany or by any shareholder against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from whichever is the later of
(a) the date of the act or omission in respect of which such right of action arises; or (b) the first date upon which there has been made generally available to shareholders an annual report of the Company or any proxy statement for the annual meeting of shareholders following the issuance of such annual report, which annual report and proxy statment alone or together set forth, for the related period, the number of shares issuable upon the exercise of the options granted pursuant to this Plan; and any and all right of action by any employee
(past, present or future) against the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.

         l2. Governing Law. The Plan shall be governed by the laws of the State of Colorado.

        l3. Expenses of Administration. All costs and expenses incurred in the operation and adminstration of this Plan shall be borne by the Company.
                                  CEL-SCI CORPORATION
                                 By
EXHIBIT 4(d)
                         CEL-SCI CORPORATION
                1995 NON-QUALIFIED STOCK OPTION PLAN

         1.   Purpose.  This 1995 Non-Qualified Stock Option Plan
(the "Plan") is intended to advance the interests of CEL-SCI Corporation
(the "Company") and its shareholders, by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Options granted under the Plan are intended to be Options which do not meet the requirements of
Section 422 of the Internal Revenue Code of l954, as amended (the "Code").

         2.   Definitions.

        (a)  "Board" means the Board of Directors of the Company.

         (b) "Committee" means the directors duly appointed to administer the Plan.

          (c)  "Common Stock" means the Company's Common Stock.

          (d)  "Date of Grant" means the date on which an Option is granted under the
         Plan.

          (e)  "Option" means an Option granted under the Plan.

         (f) "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

         (g) "Successor" means the legal representative of the estate of a deceased optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

         3. Administration of Plan. The Plan shall be administered by the Company's Board of Directors or in the alternative, by a committee of two or more directors appointed by the Board (the "Committee"). If a Committee should be appointed, the Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Options shall be granted and the number of shares and purchase price of Common Stock covered by each Option; to construe and interpret the Plan; to determine the terms and provisions of the respective
Option agreements, which need not be identical,including, but without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

         4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 1,000,000, subject to adjustment under the provisions of paragraph 7. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.
         5. Participants. Options may be granted under the Plan the Company's employees, directors and officers, and consultants or advisors to the Company, provided however that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

         6. Terms and Conditions of Options. Any Option granted under the Plan shall be evidenced by an agreement executed by the Company and the recipient and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

              (a) Option Price. The Option Price per share with respect to each Option shall be determined by the Committee but shall in no instance be less than the par value of the Common Stock.

              (b) Period of Option. The period during which each option may be exercised, and the expiration date of each Option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten years from the date of Grant.

              (c) Vesting of Shareholder Rights. Neither an Optionee nor his successor shall have any rights as a shareholder of the Company until the cer-tificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

              (d) Exercise of Option. Each Option shall be exercisable from time to time during a period (or periods) determined by the Committee and ending upon the expiration or termination of the Option; provided, however, the Committee may, by the provisions of any Option Agreement, limit the number of shares purchaseable thereunder in any period or periods of time during which the Option is exercisable.

              (e) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Optionee's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

              (f) Death of Optionee. If an Optionee dies while holding an Option granted hereunder, his Option privileges shall be limited to the shares which were immediately purchasable by him at the date of death and such Option privileges shall expire unless exercised by his successor within four months after the date of death.

         7. Reclassification, Consolidation, or Merger. If and to the extent that the number of issued shares of Common Stock of the Corporaton shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to Option and the Option price per share shall be proportionately adjusted by the Committee, whose determination shall be conclusive. If the Corporation is reorganized or consolidated or merged with another corporation, an Optionee granted an Option hereunder shall be entitled to receive Options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions.
The new Option or assumption of the old Option shall not give Optionee additional benefits which he did not have under the old Option, or deprive him of benefits which he had under the old Option.
         8. Restrictions on Issuing Shares. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares purchased thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
              Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of l933, each optionee shall, by accepting an option, represent and agree, for himself and his transferrees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may, if it deems appropriate, affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange
Commission and may so notify the Company's transfer agent.
Such shares may be disposed of by an optionee in the following manner only: (l) pursuant to an effective registration statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule l44 of the Securities and Exchange Commission. If shares of stock covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of optionees who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.
         9. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

         l0.  Amendment, Suspension, and Termination of Plan.  The Board of
Directors may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of those holders of the Company's Common Stock voting in person or by proxy at any meeting of the Company's shareholders, make any alteration or amendment thereof which operates to (a) abolish the Committee, change the qualification of its members, or withdraw the administration of the Plan from its supervision, (b) make any material change in the class of eligible employees as defined in paragraph 5, (c) increase the total number of shares reserved for purposes of this Plan except as provided in paragraph 7, (d) increase the total number of shares for which an option or options may be granted to any one employee, (e) extend the term of the Plan or the maximum option periods provided in paragraph 6, (f) decrease the minimum option price provided in paragraph 6, except as provided in paragraph 7, or
(g) materially increase the benefits accruing to employees participating under this Plan.
         Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the effective date of the Plan. No
Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.
         11. Limitations. Every right of action by or on behalf of the Company or by any shareholder against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises; or (b) the first date upon which there has been made generally available to shareholders an annual report of the Company or any proxy statement for the annual meeting of shareholders following the issuance of such annual report, which annual report and proxy statment alone or together set forth, for the related period, the number of shares issuable upon the exercise of the options granted pursuant to this Plan;
and any and all right of action by any employee (past, present or future) against the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.
         l2. Governing Law. The Plan shall be governed by the laws of the State of Colorado.
         l3. Expenses of Administration. All costs and expenses incurred in the operation and adminstration of this Plan shall be borne by the Company.
                           CEL-SCI CORPORATION
                                   By

EXHIBIT 5

March 29, 1996

CEL-SCI Corporation
66 Canal Center Plaza
Suite 510
Alexandria, Virginia  223l4

Gentlemen:

      This letter will constitute an opinion upon the legality of the sale by CEL-SCI Corporation, a Colorado corporation, of up to 1,000,000 shares of Common Stock, all as referred to in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission.

         We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of the Company and the applicable laws of the
State of Colorado, and a copy of the Registration Statement. In our opinion, the Company has duly authorized the issuance of the shares of stock mentioned above and such shares when issued will be legally issued, fully paid, and nonassessable.
                                  Very truly yours,
                                  HART & TRINEN
                                  By  /s/ William T. Hart
                                   William T. Hart

EXHIBIT 99

CEL-SCI CORPORATION
1,207,000 Shares Common Stock

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.  SEE "RISK FACTORS".
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION,
NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.
         This Prospectus relates to 1,207,000 shares (the "Shares") of common stock (the "Common Stock") of CEL-SCI Corporation (the
"Company") which may be issued pursuant to certain employee incentive plans adopted by the Company. The employee incentive plans provide for the grant, to selected employees of the Company and other persons, of either stock bonuses or options to purchase shares of the Company's
Common Stock. Persons who received Shares pursuant to the Plans and who are offering such Shares to the public by means of this Prospectus are referred to as the "Selling Shareholders".
      The Company has two Incentive Stock Option Plans, three Non
Qualified Stock Option Plans and a Stock Bonus Plan. The Company also has outstanding options which were granted pursuant to the terms of a stock option plan which was terminated in 1992 (the "1987 Stock Option and Bonus Plan"). In some cases the plans described above are collectively referred to as the "Plans". The terms and conditions of any stock bonus and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and the stock bonus or stock option agreements between the Company and the Plan participants.
              The Selling Shareholders may offer the shares from time to time in negotiated transactions in the over-the-counter market, at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through securities broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See
"Selling Shareholders" and "Plan of Distribution".
         None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts, selling commissions and fees and expenses of counsel and other advisers to the Selling Shareholders). The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended
(the "Securities Act").
             The date of this Prospectus is April 5, 1996.

                         AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at Room 1024 of the Commission's office at 450 Fifth Street, N.W.,
Washington, D.C. 20549, and the Commission's Regional Offices in New
York (26 Federal Plaza, New York, New York 10278), and Chicago
(Northwestern Atrium Center, 500 West Madison Street, Suite 1400,
Chicago, Illinois 60661-2511), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth
Street, N.W., Washington, D.C. 20549, at prescribed rates. This Prospectus does not contain all information set forth in the Registration Statement of which this Prospectus forms a part and exhibits thereto which the Company has filed with the Commission under the Securities Act and to which reference is hereby made.

                  DOCUMENTS INCORPORATED BY REFERENCE
         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus). Requests should be directed to:
                          CEL-SCI Corporation
                             66 Canal Center Plaza
                                   Suite 510
                          Alexandria, Virginia 223l4
                             (703) 549-5293
                             Attention: Secretary

    The following documents filed with the Commission by the Company
(Commission File No. 0-11503) are hereby incorporated by reference into this
Prospectus:

         (1) The Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 1995; and
         (2) The Company's Quarterly Report on Form 10-Q/A for the fiscal quarter ended December 31, 1995.
  (3)  Proxy Statement relating to the April 28, 1995 Annual Meeting of
Shareholders.

         All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                            TABLE OF CONTENTS
                                                           PAGE
THE COMPANY ................................................ 5

RECENT DEVELOPMENTS CONCERNING THE COMPANY WHICH HAVE
NOT BEEN REFLECTED IN REPORTS FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION ................................     6

RISK FACTORS ............................................... 7

DILUTION .................................................. 13

USE OF PROCEEDS ........................................... 13

SELLING SHAREHOLDERS ...................................... 13

PLAN OF DISTRIBUTION .......................................16

DESCRIPTION OF COMMON STOCK ................................17

GENERAL ....................................................18


                              THE COMPANY
CEL-SCI Corporation (the "Company") was formed as a Colorado corporation in l983 to acquire and finance research and development of natural human interleukin-2 ("IL-2") and related products and processes using the Company's proprietary cell culture technologies.
The Company's proprietary product, which is a combination, or "cocktail", of IL-2 and certain lymphokines and cytokines, is sometimes referred to by the Company as MULTIKINETM. The Company was initially formed under the name Interleukin2, Inc. and changed its name to CEL-SCI Corporation in March, 1988. The compounds, compositions and processes, to which the Company has acquired an exclusive world-wide license, are being tested to determine if they are effective in improving the immune response of advanced cancer patients. Before human testing can begin with respect to a drug or biological product, preclinical studies are conducted in laboratory animals to evaluate the potential efficacy and the safety of a product. Human clinical studies generally involve a three-phase process. The initial clinical evaluation, Phase I, consists of administering the product and testing for safe and tolerable dosage levels. Phase II trials continue the evaluation of immunogenicity and determine the appropriate dosage for the product, identify possible side effects and risks in a larger group of subjects, and provide preliminary indications of efficacy. Phase III trials consist of testing for actual clinical efficacy for safety within an expanded group of patients at geographically dispersed test sites.
       Between 1983 and 1986 the Company was primarily involved in funding pre-clinical and Phase I clinical trials of MULTIKINE. These trials were con ducted at St. Thomas's Hospital Medical School in London, England pursuant to authority granted by England's Department of Health and Social Security. In July, 1991 physicians at a southern
Florida medical institution began human clinical trials using
MULTIKINE. The focus of these trials was the treatment of metastatic malignant melanoma and unresectable head and neck cancer using MULTIKINE. The clinical trials in Florida were conducted pursuant to approvals obtained by the medical institution from the Florida Department of Health and Rehabilitative Services.
         In March 1995, the Canadian Health Protection Branch, Health and Welfare Ministry gave clearance to the Company to start a phase
I/II cancer study using Multikine. The study, which will enroll up to 30 head and neck cancer patients who have failed conventional treatments, is expected to be conducted at the Ottawa Regional Cancer
Center and HotelDieu de Montreal Hospital. The study is designed to evaluate safety, tumor responses and immune responses in patients treated with multiple courses of Multikine. The length of time that each patient will remain on the investigational treatment will depend on the patient's response to treatment. In May l995, the U.S. Food and Drug Administration (FDA) authorized the export of the Company's
Multikine drug to Canada for purposes of this study.
         In February 1996 the FDA authorized the Company to conduct two human clinical studies using MULTIKINE. The studies will focus on prostate and head and neck cancer. The prostate study will be conducted at Jefferson Hospital in Philadelphia, Pennsylvania and will involve up to 15 prostate cancer pa tients who have failed on hormonal therapy. The head and neck cancer study will involve up to 30 cancer patients who have failed using conventional therapies. The Company is currently evaluating clinical centers in the U.S. for purposes of the study. The head and neck cancer study in the U.S. will be conducted in conjunction with the Company's Canadian head and neck cancer study.
       In October 1995 Viral Technologies, Inc. ("VTI") became a wholly owned subsidiary of the Company. VTI is engaged in the development of a possible treatment/vaccine for AIDS. VTI's technology may also have application in the treatment of AIDS-infected individuals and the diagnosis of AIDS. VTI's AIDS treatment/vaccine, HGP-30, has completed certain Phase I human clinical trials. In the Phase I trials, the vaccine was administered to volunteers who were not infected with the HIV virus in an effort to determine safe and tolerable dosage levels.
         Product licensure in a foreign country or under state authority does not mean that the product will be licensed by the FDA and there are no assurances that the Company or VTI will receive any approval of the FDA or any other governmental entity for the manufacturing and/or marketing of a product. Consequently, the commencement of the manufacturing and marketing by the Company or VTI of any product is, in all likelihood, many years away. The lack of government approval for the Company's or VTI's products will prevent the Company and VTI from generally marketing their products. Delays in obtaining government approval or the failure to obtain government approval may have a material adverse impact upon the Company's operations. All of the Company's products are in the early stages of development. The Company does not expect to develop commercial products for several years, if at all. The Company has had operating losses since its inception, has an accumulated deficit of approximately $25,745,000 at December 31, 1995, and expects to incur substantial losses for the foreseeable future.
     The Company's executive offices are located at 66 Canal Center
Plaza, Suite 510, Alexandria, Virginia 22314, and its telephone number is (703) 549-5293.

     As of March 31, 1996 the Company had 6,295,664 shares of Common Stock issued and outstanding.

RECENT DEVELOPMENTS CONCERNING THE COMPANY WHICH HAVE NOT BEEN
REFLECTED IN REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

    In February 1996 the FDA authorized the Company to conduct two human clinical studies using MULTIKINE. The studies will focus on prostate and head and neck cancer. The prostate study will be conducted at Jefferson Hospital in Philadelphia, Pennsylvania and will involve up to 15 prostate cancer pa- tients who have failed on hormonal therapy. The head and neck cancer study will involve up to 30 cancer patients who have failed using conventional therapies. The
Company is currently evaluating clinical centers in the U.S. for purposes of the study. The head and neck cancer study in the U.S.
will be conducted in conjunction with the Company's Canadian head and neck cancer study.
       In January 1996 the Company acquired a new patented T-cell
Modulation Process which uses "heteroconjugates" to direct the body to chose a specific immune response.
         The ability to generate a specific immune response is important be cause many diseases are often not combatted effectively due to the body's selection of the "inappropriate" immune response.
The capability to specifically reprogram an immune response may offer a more effective approach than existing vaccines and drugs in attacking an underlying disease.
         The Company intends to use this new technology to improve the cellular immune response of VTI's HIV HGP-30 immunogen which is currently in two clinical studies. In addition, the Company intends to use the technology to develop a potential Tuberculosis (TB) vaccine/treatment. TB is the largest killer of all infectious diseases worldwide and new strains of drug resistant TB are emerging daily. The technology is also a potential platform technology which could also work with many other peptides. Using this new technology, the Com- pany is currently conducting in vitro laboratory and in vivo animal studies that have defined a combination of components that appear to modulate T-cells identified with specific diseases.

         The technology was acquired from Cell-Med, Incorporated
("CELL MED") in consideration for the Company's agreement to pay certain liabilities of CELL-MED in the amount of approximately $6,000.
If the Company elects to retain ownership in the technology after March 30, 1997, the Company must pay CELL-MED $200,000, plus additional payments ranging between $100,000 and $600,000, depending upon the Company's ability to obtain regulatory approval for clinical studies using the technology. In addition, should the Company receive
FDA approval for the sale of any product incorporating the technology, the Company is obligated to pay CELLMED an advance royalty of $500,000, a royalty of 5% of the sales price of any product using the technology, plus 15% of any amounts the Company receives as a result of sublicensing the technology. So long as the Company retains rights in the technology, the Company has also agreed to pay the future costs associated with pursuing and or maintaining CELL MED's patent and patent applications relating to the technology. As of February 29, 1996, CELL-MED had been issued patents in Australia and from the European Patent Office covering the technology and had several U.S. and foreign patent applications pending.

                             RISK FACTORS

         The securities offered hereby represent a speculative investment and involve a high degree of risk. Therefore, prospective investors should read this Prospectus and carefully consider, among others, the following risk factors in addition to the other information set forth in this Prospectus prior to making an investment.

         Offering Proceeds.  This Offering is being made by certain
Selling Shareholders. The Company will not receive any proceeds from the sale of the shares by the Selling Shareholders.

          Lack of Revenues and History of Loss. The Company has had only limited revenues since it was formed in 1983. Since the date of its formation and through December 31, 1995, the Company has incurred net losses of approxi- mately $25,740,000. During the years ended
September 30, 1993, 1994 and 1995 the Company suffered losses of
$2,404,992, $4,426,876 and $3,878,638 respectively.  The Company has relied principally upon the proceeds of public and private sales of securities to finance its activities to date. See "Management's
Discussion and Analysis". All of the Company's potential products are in the early stages of development, and any commercial sale of these products will be many years away. Accordingly, the Company expects to incur substantial losses for the foreseeable future.

        Need for Additional Capital. Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly, especially in the United States, but also in foreign countries.
The different steps necessary to obtain regulatory approval, especially that of the Food and Drug Administration ("FDA"), involve significant costs. The Company expects that it will need additional financing in order to fund the costs of future clinical trials, related research, and general and administrative expenses. The Company may be forced to delay or postpone development and research expenditures if the Company is unable to secure adequate sources of funds. These delays in development may have an adverse effect on the Company's ability to produce a timely and competitive product. There can be no assurance that the Company will be able to obtain additional funding from other sources.

         Viral Technologies, Inc. ("VTI"), a wholly-owned subsididary of the Company, is dependent upon funding from the Company for its operations and research programs.

         Cost Estimates. The Company's estimates of the costs associated with future clinical trials and research may be substantially lower than the actual costs of these activities. If the Company's cost estimates are incor rect, the Company will need additional funding for its research efforts.

         Government Regulation - FDA Approval. Products which may be developed by the Company or Viral Technologies, Inc. (or which may be developed by affiliates or licensees) will require regulatory approvals prior to sale. In particular, therapeutic agents and diagnostic products are subject to approval, prior to general marketing, by the FDA in the United States and by comparable agencies in most foreign countries. The process of obtaining FDA and corresponding foreign approvals is costly and time consuming, particularly for pharmaceutical products such as those which might ultimately be developed by the Company, Viral Technologies, Inc. or its licensees, and there can be no assurance that such approvals will be granted. Any failure to obtain or any delay in obtaining such approvals may adversely affect the ability of potential licensees or the Company to successfully market any products developed. Also, the extent of adverse government regulations which might arise from future legislative or administrative action cannot be predicted. The clinical trial which the Company's affiliate, Viral
Technologies, Inc., is conducting in California is regulated by government agencies in California and obtaining approvals from states for clinical trials is likewise expensive and time consuming.

         Dependence on Others to Manufacture Product. The Company has an agreement with an unrelated corporation for the production, until 1997, of MULTIKINE for research and testing purposes. At present, this is the Company's only source of MULTIKINE. If this corporation could not, for any reason, supply the Company with MULTIKINE, the Company estimates that it would take approximately six to ten months to obtain supplies of MULTIKINE under an alternative manufacturing arrangement. The Company does not know what cost it would incur to obtain this alternative source of supply.

       Licensed Technology - Potential Conflicts of Interest.  The
Company's clinical studies and research have been focused on compounds, composi tions and processes which were licensed to the Company by Sittona Company, B.V. ("Sittona") in 1983. Maximilian de
Clara, the Company's president and a director, acquired control of Sittona in 1985. Any commercial products developed by the Company and based upon the technology licensed by Sittona will belong to Sittona, subject to the Company's right to manufacture and sell such products in accordance with the terms of the licensing agreement. The Company's license remains in effect until the expiration or abandonment of all patent rights or until the compounds, compositions and processes subject to the license enter into the public domain, whichever is later. The license may be terminated earlier for other reasons, including the insolvency of the Company. Accordingly, a conflict of interest may arise between the Company and Mr. de Clara concerning the Company's continued rights to the licensed technology. Any future transactions between the Company and Sittona will be subject to the review and approval by a majority of the Company's disinterested directors.

         Technological Change. The biomedical field in which the Company is involved is undergoing rapid and significant technological change. The suc cessful development of therapeutic agents and diagnostic products from the compounds, compositions and processes licensed to the Company, through Company financed research or as a result of possible licensing arrangements with pharmaceutical or other companies, will depend on its ability to be in the technological forefront of this field. There can be no assurance that the Company will achieve or maintain such a competitive position or that other technological developments will not cause the Company's proprietary technologies to become uneconomical or obsolete.

         Patents. Since 1983 the Company, on behalf of the owners of the compounds, compositions and processes licensed to the Company, has filed applications for United States and foreign patents covering certain aspects of the technology. Although the Company has paid the costs of applying for and obtaining patents, the technology covered by the patents is not owned by the Company, but by an affiliated party which has licensed the technology to the Company. As of the date of this Prospectus nine patents have been issued in the United States and three patents have been issued in Europe. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford the owners of the patents and the Company.
Disputes may arise between the owners of the patents or the Company and others as to the scope, validity and ownership rights of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that the Company or the owners of the patents will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns, including universities, may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to the Company. The scope and validity of such patents, if any, the extent to which the Company or the owners of the patents may wish or need to acquire the rights to such patents, and the cost and availability of such rights are presently unknown. Also, as far as the Company relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology. The first patent licensed to the Company will expire in the year 2000. Since the Company's IND application relating to MULTIKINE has only recently been cleared by the FDA, and since the Company does not know if it will ever be able to sell Multikine on a commercial basis, the Company can- not predict what effect the expiration of this patent will have on the Company. Notwithstanding the above, the Company believes that later issued patents will protect the technology associated with Multikine past the year 2000.

         Product Liability and Lack of Insurance.  Although the
Company has product liability insurance for its HGP-30 vaccine, at the present time, the Company does not have product liability insurance for MULTIKINE. The successful prosecution of a product liability case against the Company could have a materially adverse effect upon its business.

         Dependence on Management and Scientific Personnel.  The
Company is dependent for its success on the continued availability of its executive officers. The loss of the services of any of the Company's executive officers could have an adverse effect on the Company's business. The Company does not carry key man life insurance on any of its officers. The Company's future success will also depend upon its ability to attract and retain qualified scientific personnel.
There can be no assurance that the Company will be able to hire and retain such necessary personnel.

    Shares Available for Resale.  As of March 3l, 1996, there were
6,295,664 shares bought of the Company's Common Stock issued and outstanding. Approximately 200,000 of these shares (excluding the shares offered by this prospectus) have not been registered under the Securities Act of l933, as amended (the "Act"), and are "restricted securities" as defined by Rule l44 of the Act. Rule l44 provides, in essence, that shareholders, after holding restricted securities for a period of two years may, every three months, sell in ordinary brokerage transactions an amount equal to the greater of l% of the Company's then outstanding Common stock or the average weekly trading volume, if any, of the stock during the four calendar weeks preceding the sale. Nonaffiliates of the Company who hold restricted securities for a period of three years may, under certain prescribed conditions, sell their securities without regard to any of the requirements of the Rule. As of the date of this Prospectus, substantially all shares of restricted stock were available for resale pursuant to Rule l44.
Sales of restricted stock may have a depressive effect on the market price of the Company's Common Stock. Such sales might also impede future financing by the Company.

         Options and Warrants. In March, 1991 the Company granted a finan cial public relations consultant an option to purchase 50,000 shares of the Company's Common Stock. The option is exercisable at $13.80 per share and expires in March, l996. The holder of the option has the right to have the shares issuable upon the exercise of the option included in any registration statement filed by the Company.
In connection with the Company's l992 Public Offering, the Company issued Underwriter's Warrants that entitle the holders of the Warrants to purchase 45,000 shares of the Company's Common Stock plus Warrants which allow for the purchase of an additional 90,000 shares of the Company's Common Stock. The Underwriter's Warrants provide that the Company, at its expense, will make appropriate filings with the Securities and Exchange Commission so that the securities underlying the Underwriter's Warrants will be available for public sale. Such filings could result in substantial expense to the Company and could hinder future financings by the Company.

    In connection with the Company's June and September 1995
Private Offerings, the Company issued warrants which allow the holders to purchase up to 1,150,000 shares of Common Stock at any time prior to June 30, l997 at a price of $1.60 per share. As of February 29, 1996 warrants to purchase 625,000 shares of Common Stock had been exercised.

    As part of these same Private Offerings, the Company issued to Neidiger/Tucker/Bruner, Inc., the sales agent for that offering, warrants to purchase 57,500 shares of the Company's Common Stock at $2.00 per share, 57,500 shares at $2.40 per share and an additional
115,000 shares at $3.25 per share. The Warrants issued to the Sales
Agent provide that the Company, at its expense, will make appropriate filings with the Securities and Exchange Commission so that the securities underlying these Warrants will be available for public sale. Such filings could result in substantial expense to the Company and could hinder future financings by the Company.

       In addition to the foregoing, the Company has granted other options and warrants to the Company's officers, directors, employees and certain persons which would allow such persons to purchase up to 981,926 shares of Common Stock at prices ranging from $2.87 to $19.70 per share. The Company may also grant options to purchase 117,407 additional shares under its Incen tive Stock Option and Non-Qualified
Stock Option Plans.

         For the terms of the options and warrants referred to above, the holders thereof will have an opportunity to profit from any increase in the market price of the Company's Common Stock without assuming the risks of ownership. Holders of such options and warrants may exercise them at a time when the Company could obtain additional capital on terms more favorable than those provided by the options and warrants which may adversely affect the ability of the Company to obtain additional capital in the future. The exercise of the options and warrants will dilute the voting interest of the owners of presently outstanding shares of the Company's Common Stock. The sale of the shares of Common Stock issuable upon the exercise of the options and warrants could adversely affect the market price of the Company's stock.

         Competition. The competition in the research, development and commercialization of products which may be used in the prevention or treatment of cancer and AIDS is intense. Major pharmaceutical and chemical companies, as well as specialized genetic engineering firms, are developing products for these diseases. Many of these companies have substantial financial, research and development, and marketing resources and are capable of providing significant long-term competition either by establishing in-house research groups or by forming collaborative ventures with other entities. In addition, both smaller companies and non-profit institutions are active in research relating to cancer and AIDS and are expected to become more active in the future.

         The clinical trials sponsored to date by the Company and VTI have not been approved by the FDA, but rather have been conducted pursuant to approvals obtained from regulatory agencies in England, Canada and certain states. Since the results of these clinical trials may not be accepted by the FDA, companies which are conducting clinical trials approved by the FDA may have a competitive advantage in that the products of such companies are further advanced in the regulatory process than those of the Company or VTI.

         Lack of Dividends. There can be no assurance that the operations of the Company will result in any revenues or will be profitable. At the present time, the Company intends to use available funds to finance any possible growth of the Company's business. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no dividends have been declared or paid by the Company. The Company does not presently intend to pay dividends and there can be no assurance that dividends will ever be paid. Pursuant to the terms of a loan agreement with a bank, the Company may not pay any dividends without the consent of the bank.

         Dilution. Persons purchasing the securities offered by this Prospectus will suffer an immediate dilution in the per share net tangible book value of their Common Stock.

         Preferred Stock. The Company's Articles of Incorporation authorize the Company's Board of Directors to issue up to 200,000 shares of Preferred Stock. Although no Preferred Stock has been issued to date, the provisions in the Company's Articles of Incorporation relating to the Preferred Stock would allow the Company's directors to issue Preferred Stock with multiple votes per share and dividends rights which would have priority over any dividends paid with respect to the Company's Common Stock. The issuance of Preferred Stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.
                               DILUTION
    As of January 31, 1996, the Company had 6,122,414 shares of its Common Stock outstanding with a net tangible book value (total assets less total liabilities and intangible assets) of approximately $0.85 per share.
     The net tangible book value of a share of the Company's Common
Stockis substantially less than the price which investors will pay for the shares offered by this Prospectus. The difference between the public offering price and the net tangible book value of the Company's
Common Stock is the dilution attributable to each share of Common
Stock.
         "Net tangible book value per share" is the amount that results from subtracting the total liabilities and intangible assets of the Company from its total assets and dividing such amount by the shares of Common Stock then outstanding.
                            USE OF PROCEEDS
         All of the shares offered by this Prospectus are being offered by certain owners of the Company's Common Stock (the Selling Shareholders) and were issued by the Company in connection with the Company's employee stock bonus or stock option plans. None of the proceeds from this offering will be received by the Company. Expenses expected to be incurred by the Company in connection with this offering are estimated to be approximately $10,000. The
Selling Shareholders have agreed to pay all commissions and other compensation to any securities broker/dealers through whom they sell any of the Shares.
                         SELLING SHAREHOLDERS
         The Company has issued (or may in the future issue) shares of its common stock to various persons pursuant to certain employee incentive plans adopted by the Company. The employee incentive plans provide for the grant, to selected employees of the Company and other persons, of either stock bonuses or options to purchase shares of the Company's Common Stock. Persons who received Shares pursuant to the Plans and who are offering such Shares to the public by means of this Prospectus are referred to as the "Selling Shareholders".
         The Company has adopted a number of Stock Option Plans as well as a Stock Bonus Plan. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".
         Incentive Stock Option Plans.  The Company has two Incentive
Stock Option Plans which collectively authorize the issuance of up to 200,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

         Non-Qualified Stock Option Plans.  The Company has three Non
Qualified Stock Option Plans which collectively authorize the issuance of up to 960,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plans. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capitalraising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of the Company's Common Stock on the date the option is granted.

         Stock Bonus Plan. The Company has a Stock Bonus Plan which allows for the issuance of up to 40,000 shares of Common Stock. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, the Company's employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

         As of February 29, 1996, 1,500 shares had been issued pursuant to the Company's 1992 Stock Bonus Plan. All of these shares were issued during the fiscal year ending September 30, 1994.

         Prior Stock Option and Bonus Plan. The Company previously had in effect a Stock Option and Bonus Plan ("the 1987 Plan") which provided for the grant to the Company's officers, directors, employees and consultants of either (i) shares of the Company's Common Stock for services rendered or (ii) options to purchase shares of Common Stock.
The 1987 Plan was terminated by the Company in 1992.  Since the 1987
Plan was terminated, no further options will be granted and no further bonus shares will be issued pursuant to the 1987 Plan. However, options previously granted may nevertheless still be exercised according to the terms of the options. Prior to the termination of the 1987 Plan, the Company granted options to purchase 189,250 shares of the Company's Common Stock. In June, 1995 the Company cancelled options to purchase 176,250 shares that had previously been granted under this Plan and reissued options for the same number of shares under the Company's other stock option plans. See "Option Summary" below.

    Adjustment of Exercise Prices. In June 1995 the Company lowered the exercise price on options held by all of the Company's officers, directors and employees to $2.87 per share. The options subject to this repricing allowed for the purchase of up to 444,250 shares of the Company's Common Stock and included options previously granted to those persons listed below. The Company's Board of Directors lowered the exercise of these options since at the time of repricing (June 10, 1995), the options no longer provided a benefit to the option holders due to the difference between the exercise price of the options and the market price of the Company's Common Stock.

         Option Summary. The following sets forth certain information, as of March 3l, 1996, concerning the stock options granted by the Company. Each option represents the right to purchase one share of the Company's Common Stock.

                                         Total      Shares
                                        Shares   Reserved for  Remaining
                                       Reserved   Outstanding   Options
Name of Plan                          Under Plan Options Under   Plan

1987 Stock Option and Bonus Plan          200,000      7,000     (1)
1992 Incentive Stock Option Plan          100,000     94,050   3,283
1992 Non-Qualified Stock Option Plan       60,000     45,000       -
1994 Incentive Stock Option Plan          100,000    100,000       -
1994 Non-Qualified Stock Option Plan      100,000     97,250   2,750
1995 Non-Qualified Stock Option Plan      800,000    638,626 111,374

TOTAL:                                              981,926  117,407

(1) This Plan was terminated in 1992 and as a result, no new options will be granted pursuant to this Plan.

<TABLE)
[CAPTION]

         The following table summarizes the options granted to the Company's officers, directors, employees and consultants pursuant to the Plans:

Name of                         Shares Subject to Options Which
Option Holder                    Have Been Granted to Date (1)

    [S]                                     [C]

Maximilian de Clara                         225,000
Geert R. Kersten                            468,750
Patricia B. Prichep                          58,000
M. Douglas Winship                           22,000
Dr. Eyal Talor                               34,500
Prem Sarin                                   32,500
Dr. Daniel Zimmerman                         12,000
Mark Soresi                                  41,500
F. Donald Hudson                             39,500
Edwin Shalloway                              39,500
Employees and Consultants to Company         76,343

                                          l,049,593
[FN]
(1) The options issued to the Company's officers and directors are exercisable at prices ranging from $2.38 to $3.87 per share. The other options issued to certain employees of and consultants to the Company are exercisable at prices ranging from $2.87 to $19.70 per share.
[/FN]
[/TABLE]

    Shares issuable upon the exercise of options granted to the Company's officers and directors pursuant to the Plans, as well as shares issued pursuant to the Stock Bonus Plan, are being offered by means of this Prospectus. The following table provides certain information concerning the shareholdings of the Company's officers and directors and the shares offered by means of this Prospectus.

                                             Number of
                                            Shares to be
             Number of    Number of Shares  Beneficially
Name of       Shares       Being Offered   owned on Com-   Percent
Selling     Beneficially  Bonus    Option   pletion of the   of
Shareholder    Owned     Shares(3) Shares(4)  Offering      Class
Maximilian
de Clara     5,000 (1)       -     225,000    5,000            *
Geert R.
Kersten    104,940           -     468,750  104,940          1.6%
Patricia B.
Prichep      3,030           -      58,000    3,030            *
M. Douglas
Winship         -            -      22,000      -              *
Dr. Eyal
Talor         1,500         1,500    34,500   1,500             *
Dr. Prem
Sarin            -            -      32,500      -              *
Dr. Daniel
Zimmerman        -            -      12,000      -              *
Mark V.
Soresi       1,875           -      41,500   1,875             *
F. Donald
Hudson          -            -      39,500      -              *
Edwin
Shalloway       -            -      39,500      -              *

* Less than 1%.

(1) Shares are registered in the name of Milford Trading, Ltd., a corporation controlled by Mr. de Clara.
(2) Includes shares held in trusts for the benefit of Mr.Kersten's children.
(3) Represents shares received as a stock bonus.
(4) Represents shares issued or issuable upon exercise of stock options.
(/FN>
        /

         Mr. de Clara and Mr. Kersten are officers and directors of the Company. Ms. Prichep, Mr. Winship and Dr. Talor are officers of the Company. Mr. Soresi, Mr. Hudson and Mr. Shalloway are directors of the Company.
      Each Selling Shareholder has represented that the Shares were purchased for investment and with no present intention of distributing or reselling such Shares. However, in recognition of the fact that holders of restricted securities may wish to be legally permitted to sell their Shares when they deem appropriate, the Company has filed with the Commission under the Securities Act of 1933 a Form S-8 registration statement of which this Prospectus forms a part with respect to the resale of the Shares from time to time in the over-the-counter market or in privately negotiated transactions.
         Certain of the Selling Shareholders, their associates and affiliates may from time to time be employees of, customers of, engage in transactions with, and/or perform services for the Company or its subsidiaries in the ordinary course of business.

                          PLAN OF DISTRIBUTION
      The Selling Shareholders may sell the Shares offered by this Prospectus from time to time in negotiated transactions in the over-the counter market at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
The Selling Shareholders may effect such transactions by selling the Shares to or through broker/ dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker/dealers may act as agent or to whom they may sell, as principal, or both (which compensation as to a par-ticular broker/dealer may be in excess of customary compensation).
      The Selling Shareholders and any broker/dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of 2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.
         The Company has advised the Selling Shareholders that they and any securities broker/dealers or others who may be deemed to be statutory under writers will be subject to the Prospectus delivery requirements under the Securities Act of 1933. The Company has also advised each Selling Shareholder that in the event of a "distribution" of the shares owned by the Selling Shareholder, such Selling Shareholder, any "affiliated purchasers", and any broker/ dealer or other person who participates in such distribution may be subject to Rule 10b-6 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A "distribution" is defined in Rule 10b6 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". The Company has also advised the Selling Shareholders that Rule 10b-7 under the 1934 Act prohibits any "stabi-lizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.
          Rule 10b-6 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. If Rule 10b-6 applies to the offer and sale of any of the Shares, then participating broker/dealers will be obligated to cease market-making activities nine business days prior to their participation in the offer and sale of such Shares and may not recommence market-making activities until their participation in the distribution has been completed. If Rule 10b-6 applies to one or more of the principal marketmakers in the Company's Common Stock, the market price of such stock could be adversely affected. See "RISK FACTORS".

                      DESCRIPTION OF COMMON STOCK

         The shares of Common Stock offered by this Prospectus are fully paid and non-assessable. Holders of the Common Stock do not have preemptive rights. Each stockholder is entitled to one vote for each share of Common stock held of record by such stockholder. There is no right to cumulate votes for election of directors. Upon liquidation of the Company, the assets then legally available for distribution to holders of the Common Stock will be distributed ratably among such shareholders in proportion to their stock holdings. Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor.

                                GENERAL

         The Company's Bylaws provide that the Company will indemnify its directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them as a result of their being or having been Company directors or officers unless, in any such action, they have acted with gross negligence or willful misconduct. Officers and Directors are not entitled to be indemnified for claims or losses resulting from a breach of their duty of loyalty to the Company, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or a transaction from which the director derived an improper personal benefit. Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to the Company's directors and officers, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of l933, and is, therefore, unenforceable.
         No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with this offering and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the selling shareholders. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the affairs of the Company since the date hereof or that any information contained herein is correct as to any time subsequent to its date.
         All dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

EXHIBIT 5
                         CONSENT OF ATTORNEYS

Reference is made to the Registration Statement of CEL-SCI Corporation on Form S-8 whereby the Company proposes to sell 1,000,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

       We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

Very truly yours,
HART & TRINEN
By: William T. Hart


Denver, Colorado
March 29, 1996


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of CEL-SCI Corporation on Form S-8 of our report dated November 29, l995, except for Note 14, as to which the date is December 23, l995, appearing in the Annual
Report on Form l0-KA.

DELOITTE & TOUCHE LLP
Washington, D.C.
March 27, l996